Exhibit (d)(1)(v)

AMENDMENT NO. 5

TO THE

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 5 dated as of October 1, 2021 (“Amendment No. 5”), to the Amended and Restated Investment Advisory Agreement dated July 16, 2020 (“Agreement”) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and Equitable Investment Management Group, LLC, a limited liability company organized in the State of Delaware (“EIM” or “Adviser”).

WHEREAS, the Trust and EIM desire to update the Agreement to modify the compensation paid to the Adviser with respect to the Strategic Allocation Portfolios, the ATM Portfolios, the Pactive Volatility Managed Equity Portfolios and the Index Portfolios;

NOW THEREFORE, the Trust and EIM agree to modify and amend the Agreement as follows:

Appendix B. Appendix B to the Agreement, which sets forth the fees payable to EIM with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Brian Walsh		Kenneth Kozlowski
	Chief Financial Officer and Treasurer		Director, Executive Vice President and Chief Investment Officer

APPENDIX A

AMENDMENT NO. 5

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

Portfolios

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM®Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

APPENDIX B

AMENDMENT NO. 5

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

The Trust shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios	First $2 Billion	Next $4 Billion	Next $2 Billion	Thereafter
1290 VT Convertible Securities	0.500%	0.450%	0.425%	0.400%
1290 VT Natural Resources	0.500%	0.450%	0.425%	0.400%
1290 VT Real Estate	0.500%	0.450%	0.425%	0.400%
1290 VT Socially Responsible	0.500%	0.450%	0.425%	0.400%
EQ/Common Stock Index	0.350%	0.300%	0.275%	0.250%
EQ/Core Bond Index	0.350%	0.300%	0.275%	0.250%
EQ/Equity 500 Index	0.250%	0.200%	0.175%	0.150%
EQ/Intermediate Government Bond	0.350%	0.300%	0.275%	0.250%
EQ/International Equity Index	0.400%	0.350%	0.325%	0.300%
EQ/Large Cap Growth Index	0.350%	0.300%	0.275%	0.250%
EQ/Large Cap Value Index	0.350%	0.300%	0.275%	0.250%
EQ/Long-Term Bond	0.350%	0.300%	0.275%	0.250%
EQ/Mid Cap Index	0.350%	0.300%	0.275%	0.250%
EQ/Small Company Index	0.250%	0.200%	0.175%	0.150%

(as a percentage of average daily net assets)
ETF Portfolios	First $2 Billion	Next $4 Billion	Thereafter
1290 VT Low Volatility Global Equity	0.500%	0.450%	0.425%
1290 VT Multi-Alternative Strategies	0.500%	0.450%	0.425%

(as a percentage of average daily net assets)
Money Market Portfolio	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT Equity Income	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT GAMCO Mergers & Acquisitions	0.900%	0.850%	0.825%	0.800%	0.775%
1290 VT GAMCO Small Company Value	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT SmartBeta Equity	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/American Century Mid Cap Value	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Capital Group Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/ClearBridge Large Cap Growth	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Fidelity Institutional AM® Large Cap	0.540%	0.500%	0.475%	0.450%	0.425%
EQ/Franklin Rising Dividends	0.600%	0.550%	0.510%	0.490%	0.475%
EQ/Goldman Sachs Mid Cap Value	0.770%	0.750%	0.725%	0.680%	0.670%
EQ/Invesco Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Invesco Global Real Assets	0.735%	0.700%	0.675%	0.650%	0.625%
EQ/Invesco International Growth	0.710%	0.700%	0.675%	0.650%	0.625%
EQ/Janus Enterprise	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Invesco Global	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Lazard Emerging Markets Equity	1.000%	0.950%	0.925%	0.900%	0.875%
EQ/Loomis Sayles Growth Portfolio	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/MFS International Growth	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS International Intrinsic Value	0.860%	0.820%	0.700%	0.700%	0.700%
EQ/MFS Mid Cap Focused Growth	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Technology	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/MFS Utilities Series	0.730%	0.700%	0.670%	0.650%	0.625%
EQ/T. Rowe Price Growth Stock	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/T. Rowe Price Health Sciences	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Value Equity	0.560%	0.540%	0.520%	0.500%	0.475%
EQ/Wellington Energy	0.850%	0.800%	0.775%	0.750%	0.725%

(as a percentage of average daily net assets)
Allocation Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT DoubleLine Dynamic Allocation	0.750%	0.700%	0.675%	0.650%	0.625%
1290 VT Moderate Growth Allocation	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AB Dynamic Aggressive Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AB Dynamic Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AB Dynamic Moderate Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/American Century Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/AXA Investment Managers Moderate Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/First Trust Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Franklin Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Franklin Moderate Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Goldman Sachs Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Goldman Sachs Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Invesco Moderate Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/Invesco Moderate Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/JPMorgan Growth Allocation	0.800%	0.750%	0.725%	0.700%	0.675%

(as a percentage of average daily net assets)
Pactive Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT Micro Cap	0.850%	0.800%	0.775%	0.750%	0.725%
1290 VT Small Cap Value	0.800%	0.750%	0.725%	0.700%	0.675%
EQ/AB Small Cap Growth	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Emerging Markets Equity PLUS	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Morgan Stanley Small Cap Growth	0.800%	0.750%	0.725%	0.700%	0.675%
Multimanager Aggressive Equity	0.580%	0.550%	0.525%	0.500%	0.475%
Multimanager Technology	0.950%	0.900%	0.875%	0.850%	0.825%

(as a percentage of average daily net assets)
Pactive Volatility Managed Equity Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Next $2.5 Billion	Thereafter
EQ/ClearBridge Select Equity Managed Volatility	0.700%	0.665%	0.635%	0.610%	0.560%	0.540%
EQ/Franklin Small Cap Value Managed Volatility	0.700%	0.665%	0.635%	0.610%	0.560%	0.540%
EQ/Global Equity Managed Volatility	0.740%	0.720%	0.690%	0.665%	0.615%	0.590%
EQ/International Core Managed Volatility	0.600%	0.575%	0.550%	0.525%	0.475%	0.450%
EQ/International Value Managed Volatility	0.600%	0.575%	0.550%	0.525%	0.475%	0.450%
EQ/Large Cap Core Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Large Cap Growth Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Large Cap Value Managed Volatility	0.500%	0.475%	0.450%	0.425%	0.375%	0.350%
EQ/Mid Cap Value Managed Volatility	0.550%	0.525%	0.500%	0.475%	0.425%	0.400%

(as a percentage of average daily net assets)
Pactive Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT High Yield	0.600%	0.580%	0.560%	0.540%	0.530%
EQ/Quality Bond PLUS	0.400%	0.380%	0.360%	0.340%	0.330%
Multimanager Core Bond	0.550%	0.530%	0.510%	0.490%	0.480%

(as a percentage of average daily net assets)
Fixed Income Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
1290 VT DoubleLine Opportunistic Bond	0.600%	0.575%	0.550%	0.530%	0.520%
EQ/AB Short Duration Government Bond	0.450%	0.430%	0.410%	0.390%	0.380%
EQ/Franklin Strategic Income	0.590%	0.490%	0.440%	0.430%	0.370%
EQ/PIMCO Global Real Return	0.600%	0.575%	0.550%	0.530%	0.520%
EQ/PIMCO Real Return	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/PIMCO Total Return	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/PIMCO Ultra Short Bond	0.500%	0.475%	0.450%	0.430%	0.420%

(as a percentage of average daily net assets)
ATM Portfolios	First $2 Billion	Next $2 Billion	Next $2 Billion	Next $3 Billion	Next $3 Billion	Thereafter
ATM International Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
ATM Large Cap Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
ATM Mid Cap Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
ATM Small Cap Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
EQ/2000 Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
EQ/400 Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
EQ/500 Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%
EQ/International Managed Volatility	0.450%	0.425%	0.400%	0.375%	0.350%	0.325%

(as a percentage of average daily net assets)
Strategic Allocation Portfolios	First $2 Billion	Next $2 Billion	Next $2 Billion	Next $3 Billion	Next $3 Billion	Thereafter
EQ/Aggressive Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Balanced Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Conservative Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Conservative Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Moderate Growth Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%
EQ/Ultra Conservative Strategy	0.1000%	0.0925%	0.0900%	0.0875%	0.085%	0.0825%

(as a percentage of average daily net assets)
EQ/All Asset Growth Allocation	0.100%